EXHIBIT 99.1


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#06-23
                                                    News Release
                                                    CONTACT:
                                                    Doug Dean
                                                    Director, Investor Relations
                                                    B/E Aerospace, Inc.
                                                    (561) 791-5000 ext. 1450


            B/E AEROSPACE ANNOUNCES THE COMPLETION OF THE ACQUISITION
                          OF NEW YORK FASTENERS CORP.,
             Strengthens Presence in Military/Defense Market Sector

    WELLINGTON, Fla. - (Business Wire) - Sept. 5, 2006 - B/E Aerospace, Inc. (Nasdaq: BEAV), the world's leading manufacturer of aircraft cabin interior products and a leading aftermarket distributor of aerospace fasteners, today announced that it has completed the acquisition of New York Fasteners Corp.
(NYF), a privately-held company, for approximately $66.5 million in cash. NYF, founded in 1956, had revenues of approximately $56 million for its most recent fiscal year ended June 30, 2006 and is a distributor of a wide variety of aerospace fasteners and hardware primarily to the military sector.

    B/E plans to merge NYF's complementary hardware distribution and vendor-managed inventory business with its own distribution operations based in Miami, Florida. The transaction is expected to be modestly accretive to earnings per share in 2007 and significantly accretive in 2008. The integration of NYF with B/E's distribution segment is expected to create procurement and operational synergies and significantly expand B/E's overall penetration into the military sector. The combination of NYF's vendor-managed inventory and third-party logistics capabilities and strong military and defense customer relationships, coupled with B/E's advanced automated stocking and retrieval systems is expected to allow B/E to offer a significantly wider range of products and services to a larger and broader customer base.

    Over 70 percent of NYF's annual revenues are derived from military and defense customers. The acquisition of NYF, when considered together with B/E's recently announced acquisition of aircraft oxygen supplier Draeger Aerospace GmbH (Draeger) and other B/E products, including its position on


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the Airbus A400M, is expected to bring B/E's total sales to the military and defense market to over $100 million annually and favorably position the company for cross-sell opportunities in this sector.

    "The NYF and Draeger acquisitions provide us with access to important customers in the large and growing military market. We intend to build upon these strong new customer relationships and, over time, work with them to develop and supply a broader range of products and solutions from across the company," commented Amin J. Khoury, Chairman and CEO of B/E Aerospace, Inc.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, we do not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.


    About B/E Aerospace, Inc.
    B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aerospace fasteners. B/E designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment. The company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services. Products for the existing aircraft fleet - the aftermarket - generate about 60 percent of sales. B/E sells and supports its products through its own global direct sales and product support organization. For more information, visit B/E's website at http://www.beaerospace.com.